Exhibit 99.5

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 30, 2016, is made by Studio City Company Limited (the “Company”), Industrial and Commercial Bank of China (Macau) Limited, as the Security Agent (the “Security Agent”), DB Trustees (Hong Kong) Limited, as the Intercreditor Agent (the “Intercreditor Agent”) and Deutsche Bank Trust Company Americas, as the Trustee (“Trustee”), under the Indenture referred to below.

WHEREAS, the Company has heretofore executed and delivered one or more global notes (each a “Global Note”), dated as of November 30, 2016 providing for the issuance of an initial aggregate principal amount of US$850,000,000 of 7.250% Senior Secured Notes due 2021, pursuant to the terms of the Indenture dated as November 30, 2016 among the Company, the Parent Guarantor and the Trustee, among others (the “Indenture”).

WHEREAS, the Indenture provides that under certain circumstances each of the Security Agent and the Intercreditor Agent shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Security Agent shall accede to the Indenture, as security agent, and the Intercreditor Agent shall accede to the Indenture, as intercreditor agent.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Security Agent, the Intercreditor Agent and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used in this Supplemental Indenture and not otherwise defined in this Supplemental Indenture shall have the meanings ascribed to them in the Indenture.

2. AGREEMENT TO ACCEDE. Each of the Security Agent and the Intercreditor Agent hereby agrees to accede, as security agent and intercreditor agent, respectively, to the Indenture on the terms and conditions set forth in this Supplemental Indenture and the Indenture. In particular connection with such accession, each of the Security Agent and the Intercreditor Agent agrees (a) to be bound by all of the covenants, stipulations, promises and agreements set forth in the Indenture that are applicable to the Security Agent or the Intercreditor Agent, as applicable and (b) to perform in accordance with its terms of the Indenture, all the terms of the Indenture required to be performed by the Security Agent or the Intercreditor Agent, as applicable.

3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity of sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

7. RATIFICATION OF INDENTURE; ACCESSION AGREEMENT PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

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EXECUTION VERSION

8. SUCCESSORS. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors.

(Signature page to follow)

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to the Indenture be duly executed and attested, as of the date first above written.

STUDIO CITY COMPANY LIMITED

By:	/s/ Timothy Green Nauss
	Name:	Timothy Green Nauss
	Title:	Authorized Representative

STUDIO CITY INVESTMENTS LIMITED

By:	/s/ Timothy Green Nauss
	Name:	Timothy Green Nauss
	Title:	Authorized Representative

STUDIO CITY HOLDINGS TWO LIMITED

By:	/s/ Timothy Green Nauss
	Name:	Timothy Green Nauss
	Title:	Authorized Representative

STUDIO CITY HOLDINGS THREE LIMITED

By:	/s/ Timothy Green Nauss
	Name:	Timothy Green Nauss
	Title:	Authorized Representative

STUDIO CITY HOLDINGS FOUR LIMITED

By:	/s/ Timothy Green Nauss
	Name:	Timothy Green Nauss
	Title:	Authorized Representative

[Signature Page - Supplemental Indenture]

STUDIO CITY ENTERTAINMENT LIMITED

By:	/s/ Timothy Green Nauss
	Name:	Timothy Green Nauss
	Title:	Authorized Representative

STUDIO CITY SERVICES LIMITED

By:	/s/ Timothy Green Nauss
	Name:	Timothy Green Nauss
	Title:	Authorized Representative

STUDIO CITY HOTELS LIMITED

By:	/s/ Timothy Green Nauss
	Name:	Timothy Green Nauss
	Title:	Authorized Representative

SCP HOLDINGS LIMITED

By:	/s/ Timothy Green Nauss
	Name:	Timothy Green Nauss
	Title:	Authorized Representative

SCIP HOLDINGS LIMITED

By:	/s/ Timothy Green Nauss
	Name:	Timothy Green Nauss
	Title:	Authorized Representative

[Signature Page - Supplemental Indenture]

STUDIO CITY HOSPITALITY AND SERVICES LIMITED

By:	/s/ Timothy Green Nauss
	Name:	Timothy Green Nauss
	Title:	Authorized Representative

SCP ONE LIMITED

By:	/s/ Timothy Green Nauss
	Name:	Timothy Green Nauss
	Title:	Authorized Representative

SCP TWO LIMITED

By:	/s/ Timothy Green Nauss
	Name:	Timothy Green Nauss
	Title:	Authorized Representative

STUDIO CITY DEVELOPMENTS LIMITED

By:	/s/ Timothy Green Nauss
	Name:	Timothy Green Nauss
	Title:	Authorized Representative

STUDIO CITY RETAIL SERVICES LIMITED

By:	/s/ Timothy Green Nauss
	Name:	Timothy Green Nauss
	Title:	Authorized Representative

[Signature Page - Supplemental Indenture]

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, as Security Agent,

	By:	/s/ Lui Kwok Tai
		Name:	Lui Kwok Tai
Title:

	By:	/s/ Yang Peng
		Name:	Yang Peng
Title:

DB TRUSTEES (HONG KONG) LIMITED, as Intercreditor Agent

	By:	/s/ Howard Hao-Jan Yu
		Name:	Howard Hao-Jan Yu
		Title:	Authorised Signatory

	By:	/s/ James Connell
		Name:	James Connell
		Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	Deutsche Bank National Trust Company

	By:	/s/ ROBERT S. PESCHLER
		Name:	ROBERT S. PESCHLER
		Title:	VICE PRESIDENT

	By:	/s/ Annie Jaghatspanyan
		Name:	Annie Jaghatspanyan
		Title:	Vice President

[Signature Page - Supplemental Indenture]